                                         Registration No. 33-10183
__________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION

                        AMENDMENT NO. 1 TO

                             FORM S-4

                                ON

                             FORM S-3

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        FONAR CORPORATION
__________________________________________________________________
      (Exact name of registrant as specified in its charter)

   Delaware                 3845                  11-2464137
   --------                 ----                  ----------
(State or other        (Primary Standard       (I.R.S. Employer
jurisdiction of        Industrial Class-       Identification No.)
incorporation or       ification Code
organization)          Number)

                         110 Marcus Drive
                     Melville, New York 11747
                          (516) 694-2929
__________________________________________________________________
           (Address, including zip code, and telephone number of registrant's principal executive offices)

                    Raymond V. Damadian, M.D.
                        FONAR CORPORATION
                         110 Marcus Drive
                     Melville, New York 11747
                          (516) 694-2929
__________________________________________________________________
         Name, address, including zip code, and telephone number, including area code, of agent for service)

           Please send copies of all communications to:

                       Henry T. Meyer, Esq.
                        FONAR Corporation
                         110 Marcus Drive
                     Melville, New York 11747
                          (516) 694-2929
                    _________________________

 Approximate date of commencement of proposed sale to the public:

     As soon as practicable after the effective date of this
                      Registration Statement

              If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                       FONAR CORPORATION

                      Cross Reference Sheet

Registration Statement                    Location or
   Item and Heading                       Prospectus Heading
   ----------------                       ------------------
1.  Forepart of the Registration
     Statement and Outside Front
     Cover Page of Prospectus ........... Facing Page of
                                           Registration Statement;
                                           Cross Reference Sheet
                                           Outside Front Cover
                                           Page

2.  Inside Front and Outside
     Back Cover Pages of
     Prospectus ........................ Inside Front Cover Page

3.  Summary Information, Risk Factors
     and Ratio of Earnings to Fixed
     Charges and other Information ..... SUMMARY INFORMATION; RISK
                                          FACTORS

4.  Use of Proceeds *

5.  Determination of Offering Price .... DETERMINATION OF
                                          OFFERING PRICE

6.  Dilution ........................... DILUTION

7.  Selling Security Holders ........... SELLING STOCKHOLDER

8.  Plan of Distribution ............... PLAN OF DISTRIBUTION

9.  Description of Securities to
     be Registered ......................DESCRIPTION OF SECURITIES
                                          TO BE REGISTERED

10.  Interests of Named Experts and
     Counsel ........................... VALIDITY OF ISSUANCE;
                                          EXPERTS

11.  Material Changes *


12.  Incorporation of Certain Information
      by Reference ..................... INCORPORATION BY
                                          REFERENCE

13.  Disclosure of Commission
     Position on Indemnification
     for Securities Act
     Liabilities ....................... INDEMNIFICATION

____________________________
* Not applicable

PROSPECTUS
----------
                          117,000 Shares

                        FONAR CORPORATION

                           Common Stock


              One Hundred Seventeen Thousand (117,000) shares of Common Stock of Fonar Corporation (the "Company") are being offered by one of the Company's stockholders, FINOVA Technology Finance, Inc. ("FINOVA" or the "Selling Stockholder"). The Company will not receive any proceeds from the sale of the shares by the Selling Stockholder.

              The Selling Stockholder intends to sell the shares from time to time at market prices through a broker-dealer of its own selection. The price of the shares will vary and will depend on the market price of the Company's Common Stock at the time or times such shares are sold.

              FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH
SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS."

              THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

              The Company expects to pay expenses of this offering of approximately $5,000.00.

              On January 17, 1997, the closing price for the Common Stock of the Company (Symbol: FONR) was $2.16 per share, as reported by NASDAQ.

              The date of this Prospectus is January 21, 1997.

              No person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation to any person in any jurisdiction where such offer or solicitation would be unlawful. Neither delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.










                      AVAILABLE INFORMATION

              FONAR Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by FONAR Corporation can be inspected and copies obtained at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission at 7 World Trade Center, New York, New York 10048 and at the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

              FONAR Corporation has filed with the Commission in Washington, D.C. a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities to which this Prospectus relates. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement, including the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. Statements contained in this Prospectus concerning the provisions of documents included as exhibits to the Registration Statement are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

              Where any document or part thereof is incorporated by reference in this Prospectus, the Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits unless the exhibits are specifically incorporated by reference). Requests for copies should be directed to the Company at 110 Marcus Drive, Melville, New York 11747, Attention Stockholder Relations Department. The telephone number is (516) 694-2929.

                        TABLE OF CONTENTS


SUMMARY INFORMATION . . . . . . . . . . . . . . . . . . . .

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . .

DILUTION  . . . . . . . . . . . . . . . . . . . . . . . . .

DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . .

TERMS OF THE ACQUISITION  . . . . . . . . . . . . . . . . .

DESCRIPTION OF FONAR'S SECURITIES . . . . . . . . . . . . .

SELLING STOCKHOLDER . . . . . . . . . . . . . . . . . . . .

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . .

VALIDITY OF ISSUANCE  . . . . . . . . . . . . . . . . . . .

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . .

INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . .

INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . .

                       SUMMARY INFORMATION

              FONAR Corporation (the "Company" or "FONAR") designs, manufactures and markets magnetic resonance imaging ("MRI") scanners which utilize non-superconductive magnet technology for the detection and diagnosis of human disease. The Company's address is 110 Marcus Drive, Melville, New York 11747 and its telephone number at that location is (516) 694-2929

              The One Hundred Seventeen Thousand (117,000) shares of Common Stock of FONAR Corporation covered by this Prospectus were issued to FINOVA Technology Finance, Inc. ("FINOVA" or the "Selling Stockholder") in exchange for all of the issued and outstanding shares of stock of Melville Holding Co., Inc. The number of shares issued to FINOVA is subject to adjustment in the event that the market price of the Company's Common Stock does not reach $3.00 per share for a total of ten trading days during the period from the closing of the transaction to May 15, 1997. See "TERMS OF THE ACQUISITION."

              Melville Holding Co., Inc. ("Melville Holding"), was formed as a wholly-owned subsidiary of FINOVA and was acquired by FONAR as of the Effective Date of the Registration Statement of which this Prospectus is a part. Melville Holding owns three used MRI scanners manufactured by FONAR and is essentially inactive. Prior to the closing of this transaction, Melville Holding's address was 10 Waterside Drive, Farmington, Connecticut 06032-3065 and its telephone number there was (860) 676-1818. Subsequent to the closing, its address and telephone number have been the same as FONAR's.

NASDAQ Symbol . . . . . . . FONR

Risk Factors  . . . . . . . Certain risk factors concerning the
                            Company should be considered carefully
                            before deciding whether to purchase
                            the shares offered.  See "RISK
                            FACTORS."

              This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

                           RISK FACTORS


              Investment in the Company is highly speculative and subject to numerous and substantial risks. Therefore, prospective purchasers should carefully consider the risks associated with the business of the Company and the purchase of the Shares, including the risk factors discussed below.

              1.  Financial Risks; Qualified Accountants' Reports.
                  ------------------------------------------------
For the fiscal years ended June 30, 1996 and June 30, 1995, the Company experienced net losses of $3.38 million and $1.76 million respectively. The Company's working capital deficiency at June 30, 1996 was approximately $2.4 million, as compared to a working capital deficiency of approximately $5.0 million as at June 30, 1995. The independent auditor's reports of Tabb, Conigliaro & McGann, P.C., independent certified public accountants, issued with the Company's certified financial statements for fiscal 1996 and 1995, are qualified subject to the Company meeting its business objectives. For the three months ended September 30, 1996, the Company experienced a net loss of $2.0 million and as at September 30, 1996 had a working capital deficiency of $2.4 million. The Company is optimistic that it will be able to return to profitability and achieve its objectives with the introduction into the marketplace of its new Quad 7000 and Quad 12000 MRI scanners, continuation of its cost containment programs, restructuring and liquidation of its interest bearing debt and sales of upgrades and service to its existing customer base. In addition, the Company was awarded a judgment of $61,950,000 plus interest against General Electric Company for patent infringement, which is presently under appeal. Nevertheless the risk that the Company will not be able to resolve its financial problems is one investors in the Common Stock will face. The Company's financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue operations.

              2.  Reliance on New Products.
                  -------------------------
    The Company's principal products are its new "Quad" series of MRI scanners, which recently have been approved for sale by the United States Food and Drug Administration (the "FDA"). The Quad 7000 MRI scanner received FDA approval in April, 1995, and the Quad 12000 received FDA approval in November, 1995. The Quad scanners are unique in that four sides are open, thus allowing access to the scanning area from four vantage points. With the Quad 12000, the Company has introduced the first open high field MRI scanner in the industry. Although the Company believes its new produces are responsive to the demands of the market place, there can be no assurance as to the future market acceptance of the Quad scanners.








              3.  Dependence Upon Services of Dr. Damadian.
                  -----------------------------------------
    The Company's success is greatly dependent upon the continued participation of Dr. Raymond V. Damadian, its founder, Chairman of the Board and President. Loss of the services of Dr. Damadian would have a material adverse effect upon the development of the Company's business. The Company does not currently carry "key man" life insurance on Dr. Damadian.

              4.  Competition and Obsolescence.
                  -----------------------------
The medical equipment industry is highly competitive and characterized by rapidly changing technology and extensive research. Numerous companies, many of which have substantially greater financial resources than those available to the Company, engage in the marketing of magnetic resonance imaging scanners which compete with the Company's scanners. Competitors include large, multinational companies or their affiliates such as General Electric Company, Siemens A.G., Picker International, Elscint Ltd., Philips N.V., Toshiba Corporation, Hitachi Corporation and Shimadzu Corporation. In addition, there can be no assurance that the Company's products will not be rendered obsolete by future products employing technologies superior to those utilized by the Company.

              5.  Dilution.
                  ---------
    The purchasers of the shares of Common Stock being offered hereby will sustain an immediate and substantial dilution in that the net tangible book value of the shares will be significantly lower than the offering price, based on the current market price ($2.16 as of January 17, 1997) of the Common Stock (see "Dilution"). In the event that all of the shares offered hereby are sold, the pro-forma net tangible book value of the Common Stock (retroactively adjusted to September 30, 1996), would be approximately $0.80 per share, or approximately $1.36 less than the offering price (market price as of January 17, 1997) of $2.16 per share. The actual dilution experienced by purchasers of the shares will depend on the actual sales prices and the Company's net tangible assets at the time of the sale.

              6.  Control of the Company.
                  -----------------------
    The Company's Certificate of Incorporation does not provide for cumulative voting in the election of directors. The present stockholders of the Company will continue to be in control of the Company and be in a position to elect all of the directors of the Company.

                             DILUTION


              The net tangible book value of the Company's Common Stock at September 30, 1996 was $0.8005 per share. "Net tangible book value per share" represents the amount of the Company's tangible assets less the amount of its liabilities, divided by the number of shares outstanding. Assuming that all of the 117,000 shares of Common Stock offered hereby are sold, the pro-forma net tangible book value will be increased to $0.8033 per share. For the purposes hereof, the pro-forma net tangible book value of the Company's Common Stock immediately after the completion of this offering has been retroactively adjusted to September 30, 1996 and further adjusted to give effect to the purchase of Melville Holding from FINOVA by the Company and the expenses expected to be incurred in connection with this offering.

              Purchasers of the Common Stock in this offering will experience an immediate dilution of approximately $1.36 per share, assuming a sales price equal to the closing price of the Common Stock on January 17, 1997 ($2.16 per share). "Dilution per share" represents the difference between the price per share of Common Stock paid by the purchasers less the pro-forma net tangible book value per share of the Common Stock immediately after the completion of the offering. No increase in the net tangible book value of the Company's Common Stock would be attributable to the cash payments made by purchasers of the Common Stock in this offering, but an increase in the pro-forma net tangible book value of approximately $0.0028 per share will result from the acquisition by the Company of Melville Holding (utilizing the closing price on January 17, 1997 to value the shares issued to the Selling Stockholder).

              The following table illustrates the above described per share dilution:

Public     Net Tangible    Net Tangible    Dilution    Gain For
Offering    Book Value      Book Value     For New      Existing
Price     Before Offering  After Offering  Investors  Shareholders
------------------------------------------------------------------
$2.16         $0.8005         $0.8033       $1.3595     $0.0028
------------------------------------------------------------------

              The shares of Common Stock offered hereby will be sold from time to time at market prices. For the purpose of illustration, the closing price for the Company's Common Stock on January 17, 1997, as reported on the NASDAQ System, is being utilized. The actual dilution experienced by purchasers of the Common Stock offered hereby will vary depending on the actual sales prices and the Company's net tangible assets at the time of the sale.

                 DETERMINATION OF OFFERING PRICE


              FINOVA, the Selling Stockholder, will offer up to 117,000 shares of Common Stock from time to time at market prices, and as such, the prices will fluctuate.


                     TERMS OF THE ACQUISITION


              Pursuant to a Purchase Agreement between the Company and FINOVA, the Company is acquiring all of the issued and outstanding shares of Melville Holding Co., Inc. ("Melville Holding") in exchange for the 117,000 shares of the Common Stock of FONAR Corporation covered by this Prospectus. The number of shares to be issued to FINOVA, however, is subject to adjustment, as discussed below.

              Melville Holding was formed by FINOVA as a wholly owned subsidiary on March 28, 1996 for the purpose of holding, operating and otherwise utilizing three FONAR MRI scanning systems. FINOVA had reacquired the scanning systems from certain of its borrowers and equipment lessees. FINOVA is engaged principally in the business of financing and sought to divest itself of the MRI scanning systems. FONAR sought to acquire the MRI scanning systems through the acquisition of Melville Holding, with the objective of selling or leasing the scanning systems.

              For accounting purposes, the transaction will be treated under the purchase method.

              Melville Holding will not be a significant subsidiary of the Company.

              The Purchase Agreement provided for the stock being exchanged to be held in escrow pending the closing. A condition to FINOVA's obligation to close was the registration of the 117,000 shares of FONAR Common Stock under the Securities Act of 1933, as amended.

              The number of shares of FONAR's Common Stock issued in consideration for the stock of Melville Holding will be subject to adjustment in the event that the market price (bid price where a bid and ask price are quoted) of FONAR's Common Stock does not reach a closing price (bid closing price where bid and asked prices are quoted) of $3.00 per share or more for at least ten
(10) trading days during the period from the closing to May 15, 1997 (the "Waiting Period"). In such case, the Company will issue additional shares of Common Stock to FINOVA (the "Additional FONAR Shares") to provide FINOVA price protection with respect to any of the 117,000 shares of Common Stock issued under the Purchase Agreement which are still owned by FINOVA on the last day of the Waiting Period (the "Retained FONAR Shares"). The Company will issue such number of Additional FONAR shares as is necessary for the aggregate market value of the Additional FONAR Shares and the Retained FONAR Shares to be equal to $3.00 multiplied by the number of Retained FONAR Shares. The Company has the option of paying cash in lieu of issuing additional shares.

              Neither proxies, consents or any other
authorizations from stockholders are being solicited in connection with this transaction. Following the consummation of the acquisition, the assets of Melville Holding will represent less than 1% of the combined assets of the two companies.

              No changes in FONAR's management will be required or are contemplated as a result of the acquisition of Melville
Holding.


                DESCRIPTION OF FONAR'S SECURITIES


              The following table shows the shares of FONAR's securities authorized and outstanding as of September 30, 1996:

CLASS                     AUTHORIZED       ISSUED AND OUTSTANDING
-----------------         ----------       ----------------------
Common Stock,
par value $.0001
per share                 60,000,000            44,089,251

Class B Common Stock,
par value $.0001
per share                  4,000,000            5,411

Class C Common Stock,
par value $.0001
per share                 10,000,000            9,562,824

Class A Non-voting
Preferred Stock, par
value $.0001 per share     8,000,000            7,855,627

Preferred Stock, par
value $.001 per share     10,000,000               0




Voting Rights

         The Class C Common Stock has 25 votes per share, the Class B Common Stock has 10 votes per share and the Common Stock has one vote per share in the election of directors and on all other matters upon which stockholders are entitled to vote. All three classes will vote together except where otherwise required by law. The Class A Non-voting Preferred Stock does not have voting rights except as required under the Delaware General Corporation Law.

Cash Dividends

         With respect to any discretionary cash dividends which may be declared by the Board of Directors on the Company's stock, a share of the Common Stock is entitled to a cash dividend 20% higher than the cash dividend on a share of the Class B Common Stock, as and when any cash dividends may be declared. A share of the Class C Common Stock is entitled to one-third (1/3) of the dividend declared on a share of the Class B Common Stock. The Class A Non-voting Preferred is entitled to the same discretionary cash dividends as the Common Stock.



Special Dividend on Common Stock

         The Common Stock, but not the Class B Common Stock, the Class C Common Stock, or the Class A Non-voting Preferred Stock, is entitled to a dividend equal to 3% of the amount of any cash awards (in the form of damages, royalties or otherwise) rendered in connection with enforcement by the Company of United States Patent No. 3,789,832. This patent, which was issued to the Presi dent of the Company, Dr. Raymond V. Damadian, in 1974 and sub sequently exclusively licensed by him to the Company, expired in February 1992. Damages for infringements occurring before its expiration, however, are still recoverable.

Special Dividends on Class A Non-voting Preferred Stock

         The Class A Non-voting Preferred Stock is entitled to a dividend equal, in the aggregate, to three percent (3%) of any award or settlement received by the Company in connection with the enforcement of five of its patents in its patent lawsuit,
FONAR Corporation and Dr. Raymond V. Damadian v. Hitachi et al.,
---------------------------------------------------------------
less the special dividend payable on the Common Stock with respect to U.S. Patent No. 3,789,832. (See "LITIGATION".) The five patents are as follows: Apparatus and Method for Detecting Cancer in Tissue, 2/5/74 U.S. Patent No. 3,789,832; Apparatus Including Permanent Magnet Configuration, 6/23/87, U.S. Patent No. 4,675,609; Apparatus and Method for Multiple Angle Oblique MRI, 10/3/89, U.S. Patent No. 4,871,966; Solenoidal Surface Coils for Magnetic Resonance Imaging, 12/12/89, U.S. Patent No. 4,887,038; and Eddy Current Control in Magnetic Resonance Imaging, 10/29/91, U.S. Patent No. 5061897.

         The Board of Directors has reserved the right (but would not be obligated) to expand the dividend to which the Class A Non-voting Preferred Stock is entitled, to cover additional patents, additional lawsuits, or both and to increase the per centage of any awards or settlements received in any lawsuits which would be payable as a dividend.

         In addition, the Board of Directors is authorized, in its discretion, to declare cash dividends from time to time solely on the Class A Non-voting Preferred Stock or to fix such further dividend rights for the Class A Non-voting Preferred Stock as it may determine, in its sole discretion.

Other Dividends and Distributions

         With respect to dividends and distributions other than cash dividends and all other rights (other than voting rights), shares of the Common Stock, the Class B Common Stock and Class A Non-voting Preferred Stock rank equally and have the same rights, including rights in liquidation. A share of the Class C Common Stock has one-third (1/3) of such rights.







Conversion

         Shares of Class B Common Stock are convertible into Common Stock on a share for share basis. Shares of Class C Common Stock are convertible into Common Stock on a three for one basis. Shares of Class A Non-voting Preferred Stock and shares of Common Stock are not convertible.

Preemptive Rights and Cumulative Voting

         Under the Company's Certificate of Incorporation, stock holders have no preemptive rights to subscribe for new shares on a proportionate basis. The Company's Certificate of Incorporation does not provide for cumulative voting.

Preferred Stock

              No shares of the Company's $.001 par value Preferred Stock have been issued or are presently planned to be issued. Shares of the $.001 par value Preferred Stock would have such voting powers and other designations, preferences, rights and qualifications as the Board of Directors would establish.

Transfer Agent and Registrar

              American Securities Transfer & Trust, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215 is the transfer agent and registrar for the Company's Common Stock, Class B Common Stock, Class C Common Stock and Class A Non-voting Preferred Stock.


                       SELLING STOCKHOLDER


              FINOVA Technology Finance, Inc., formerly named Financing for Science International, Inc. ("FINOVA" or the "Selling Stockholder") may resell the 117,000 shares of FONAR Common Stock received by it for Melville Holding for its own account at any time from and after the date of this Prospectus. The Company will not receive any proceeds from the sale of said shares by FINOVA. The shares may be sold by FINOVA at market prices at such time or times as may be determined by FINOVA through such broker-dealers as may be selected by FINOVA. The percentage of the outstanding Common Stock of the Company owned by FINOVA immediately before and after the sale of the shares (assuming the sale of all the shares) is in both cases less than one (1%) percent.

              Melville Holding is leasing one of its three FONAR MRI scanning systems to West Palm Beach MRI, P.A., a Florida professional association which is owned by Dr. Raymond V. Damadian, the President and principal stockholder of FONAR. The original parties to lease, dated March 1, 1993, were FINOVA and West Palm Beach MRI, P.A. FINOVA assigned the lease to Melville Holding at the time the subject MRI scanning system was transferred to Melville Holding.



              Previously, prior to 1990, FINOVA had provided FONAR with financing on one of FONAR's MRI scanning systems. On several occasions, independently of FONAR, FINOVA provided financing to several of FONAR's customers for the purchase of FONAR MRI scanning systems.


                       PLAN OF DISTRIBUTION


              FINOVA may sell the 117,000 shares of the Company's Common Stock covered by this Prospectus at market prices at such time or times as may be determined by FINOVA through such broker-dealer or broker-dealers as may be selected by FINOVA. The Company has been informed by FINOVA that no agreement, arrangement or understanding has been entered into between FINOVA and any broker or dealer. The Company will not receive any proceeds from any sales of the Common Stock by FINOVA.


                       VALIDITY OF ISSUANCE

              The validity of the shares being offered hereby will be passed upon by Henry T. Meyer, Esq., 110 Marcus Drive,
Melville, New York 11747.  Mr. Meyer is the Company's General
Counsel.




                             EXPERTS

              The financial statements and supplemental schedules contained in the Company's latest annual report on Form 10-K , incorporated by reference into this Prospectus, has been examined by Tabb Conigliaro & McGann, to the extent set forth in their report. Such financial statements and schedules were included therein in reliance upon their reports, given on their authority as experts in accounting and auditing.


                         INDEMNIFICATION

              The Delaware General Corporation Law and the
Company's by-laws provide for the indemnification of an officer or director under certain circumstances against reasonable expenses incurred in connection with the defense of any action brought against him by reason of his being a director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.





                    INCORPORATION BY REFERENCE

              The following documents are incorporated by reference into this Prospectus:

              1. The Company's latest annual report on Form 10-K, for the fiscal year ended June 30, 1996.

              2.  The Company's latest quarterly report on Form
10-Q, for the fiscal quarter ended September 30, 1996.

              3. The description of the Company's Common Stock contained in its registration statement on Form 8-a under Section
12 of the Securities Exchange Act of 1934, as amended.

              4. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934, as amended, prior to the termination of this offering.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution
          -------------------------------------------

              The following statement sets forth all expenses in connection with the issuance and distribution of the securities being registered, other than broker/dealer commissions.

    SEC registration filing fee            $94.01

    NASD filing fee                        $1,170.00

    Blue Sky fees and expenses             $1,500.00*

    Printing and Engraving                 $1,500.00*

    Miscellaneous                          $735.99*

                     TOTAL                $5,000.00

* Estimated

Item 14.  Indemnification of Directors and Officers
          -----------------------------------------
              Article Eighth of the Certificate of Incorporation, as amended, of FONAR Corporation provides as follows:

              The personal liability of directors to the Corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors is eliminated, provided however, that this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

              Article V of the By-Laws of FONAR Corporation generally provides for indemnification of its officers and directors to the full extent permitted by Delaware Corporation
Law.

              Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and employees of the Company under certain conditions and subject to certain limitations.

Item 15.  Recent Sales of Unregistered Securities
          ---------------------------------------
              None.

Item 16.  Exhibits and Financial Statement Schedules
          ------------------------------------------
Exhibits
--------
    4.1 Specimen Common Stock Certificate incorporated herein by reference to Exhibit 4.1 to the Registrant's registration statement on Form S-1, Commission File No. 33-13365.

    4.2 Article Fourth of the Certificate of Incorporation, as amended, of the Company incorporated by reference to Exhibit 4.1 to the Registrant's registration statement on Form S-8, Commission File No. 33-62099.

    5.  Opinion of Counsel  re:  Legality.  See Exhibits.

    23.1  Consent of Tabb, Conigliaro & McGann, P.C., Certified
Public Accountants.  See Exhibits.

    23.2  (Consent of Counsel is included in Exhibit 5).

Financial Statement Schedules
-----------------------------
              None.

Item 17.  Undertakings
          ------------
          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       FONAR CORPORATION

Dated:  January 21, 1997

                                  By: /s/ Raymond V. Damadian
                                      -----------------------
                                      Raymond V. Damadian,
                                      President

         Pursuant to the requirements of the Securities Exchange
Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

    Signature               Title               Date

/s/ Raymond V. Damadian Chairman of the      January 21, 1997
-----------------------
Raymond V. Damadian       Board of Directors,
                          President and a
                          Director (Principal
                          Executive Officer)

/s/ Claudette J.V. Chan   Director           January 21, 1997
-----------------------
Claudette J.V. Chan


/s/ Robert J. Janoff      Director           January 21, 1997
--------------------
Robert J. Janoff


/s/ Herbert Maisel        Director           January 21, 1997
------------------
Herbert Maisel